EXHIBIT 10.5

Delinquent Debt Collection Service Contract

Party A: ***

Address: ***

Tel: ***

Email: ***

Party B: Shenzhen Xindesheng Financial Services Co., Ltd.

Address: ***

Tel: ***

Email: ***

Party A and its affiliates, due to failure to timely collect delinquent accounts of certain customers under their management, hereby commission Party B for debt collection against such delinquent customers managed by them; and Party B agrees to provide services to Party A and its affiliates in a legal manner. The Parties hereby enter into this Delinquent Debt Collection Service Contract (the “Contract”) with respect to the commissioned matters to specify their rights and obligations:

Article 1 Commissioned Matters

Party A commissions Party B to urge the customers of delinquent accounts (hereinafter referred to as the “Delinquent Customers”) designated by Party A to timely repay to the creditor their delinquent amounts and those not yet due (which may include, as the case may be, principal, interest, default interest, liquidated damages and other fees), by means of, without limitation, telephone calls, in-person visits and collection letters, in accordance with this Contract and other requirements of Party A. Party B shall use legal debt collection techniques appropriate to the specific circumstances of a Delinquent Customer.

Article 2 Term of Contract

The term of this Contract shall be three years, from __________to __________. This Contract will terminate upon expiry of the term, unless renewed by mutual agreement of the Parties. The termination of the Contract shall not affect the commission of any cases whose commission period is not expired.

Article 3 Targets of Debt Collection

Party B’s debt collection shall target the Delinquent Customers designated by Party A. Party B shall not arbitrarily conduct debt collection against any person other than the Delinquent Customers, without the consent of Party A.

Article 4 Debt Collection Period of Individual Case and Closing of Case

4.1	Debt Collection Period of Individual Case: From the starting date to the ending date, given at the commission of the case.
4.2	Automatic Closing: Each individual case will close automatically upon the expiry of the commission period agreed to in Article 4.1. Party B shall not conduct debt collection against any Delinquent Customers whose cases have closed automatically, unless consented to by Party A in writing.
4.3	Extended Closing: Party B may request an extension of the debt collection commission period on a case-by-case basis, and Party A will decide whether to consent to such extension and on the time of such extension, based on the circumstances of the individual case and Party B’s work records. Each individual case will close automatically after the expiry of the extended period consented by Party A in writing. Party B shall not conduct debt collection against any Delinquent Customer whose case has closed.

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4.4	Early Closing: Party A may decide to close certain cases early (including those during an extended period) based on the actual working circumstances, by giving a written notice to that effect to Party B. From the date of written notice of early closing from Party A, Party B shall no longer conduct debt collection against any Delinquent Customer whose case has been closed early.
4.5	Party B shall have no right to charge service fees or any other fees hereunder against Party A for any delinquent accounts successfully collected by Party A after a debt collection case is closed in accordance with Article 4.2, 4.3 or 4.4 above (exclusive of the date of closing of the case). For the avoidance of doubt, if Party A receives any repayment of a Delinquent Customer on the date of closing of the case, Party B may charge service fees as agreed herein.

Article 5 Provision of Debt Collection Information and Retention of Debt Collection Records

5.1	Party A agrees to issue a power of attorney (see Appendix 1) and regularly a confirmation on accounts for authorized debt collection (see Appendix 2) and provide the information related to the corresponding Delinquent Customers, to Party B during the term hereof and subject to the laws and Party A’s particular business purpose, so as to facilitate Party B’s collection against the Delinquent Customers. Party A shall not be liable for compensation for any losses of Party B arising from its reminding the Delinquent Customers to pay off their delinquent accounts based on the information provided by Party A and in accordance with this Contract, except for those losses caused by Party A’s breach of this Article.
5.2	Party B shall provide the case information of the Delinquent Customers to Party A’s designee as requested by Party A. Party B’s debt collection services for Party A shall be strictly based on, but not beyond or against, the case information submitted by Party A.
5.3	Party B shall keep complete and accurate records for the debt collection process of delinquent accounts of each Delinquent Customer in accordance with Party A’s requirements, and shall ensure Party A’s review of and written consent to, and retain as required herein, valid written records of any agreement reached in the debt collection process. Party B shall properly manage the debt collection records of each debt collection case in whatever form (including, without limitation, paper or electronic files, audio recordings, videos, etc.). Party A shall have the right to consult such records and inquire about the handling protocol at any time during Party B’s business hours. Party B shall deliver the originals of all of its debt collection records to Party A at the closing of a case or the termination of cooperation between the Parties.
5.4	Party B’s debt collection process records shall be kept as follows:
(1)

Retention of Audio Recordings: all phone calls between Party B and the Delinquent Customers must be recorded and properly kept (i) for no less than 24 months from the date of closing of each individual case, or, (ii) until the expiration date of the commission period hereunder, whichever is later.

(2)

Written Records of Debt Collection Handling: the written records of debt collection handling of each Delinquent Customer shall include but not be limited to: commission date, customer name, title and series number of the contract involved, date and time of debt collection, summary of debt collection activities.

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5.5	In-person Visit
(1)	The in-person visit process shall comply with Party A’s requirements, and shall not violate PRC laws and regulations.
(2)

At the in-person visit for debt collection, Party B shall present a certificate authenticating identity and confirm information relating to and with a customer, before urging repayment. After such visit, Party B shall ask the customer to sign on the in-person visit registration book for confirmation.

(3)	Party B must document any in-person visit organized by it into in-person visit records, which shall contain the following and be affixed with Party B’s common seal:
A.	Address of in-person visit, and description of the appearance of the site;
B.	A list of persons to be visited and the time of visit; and
C.	Summary description of the in-person visit results, and the abstract of the content of any agreement, if reached.
(4)

Party B shall make audio recordings of the whole process of and relevant image recordings of any in-person visit, which shall be properly kept (i) for no less than 24 months from the date of closing of each individual case, or (ii) until the expiration date of the commission period hereunder, whichever is later.

5.6	Reporting System:
(1)	Party B shall submit a written work report to Party A as requested by Party A.
(2)

After each individual debt collection case is ended, successfully or not, Party B shall submit a written closing report to Party A, together with all relevant debt collection records and materials, within 7 business days upon closing of the case.

(3)	Party B shall timely report to Party A any change to its operation circumstances, operation network, office phone number, principal, special debt collection team, etc., for record.

Article 6 Service Fee

6.1

Unless otherwise agreed to herein, the service fee for each individual case commissioned hereunder shall be calculated by the following formula: Service Fee = Recovered Amount of Delinquent Accounts * Service Fee Rate.

The Service Fee Rate shall be: Base Fee Rate ( )% + Incentive Fee Rate ( )%

Type of Account	Base Fee (Rate)	Incentive Fee Rate
Exclusive Amount-based Cases (Specialist /Month)	***	Subject to email
INS Cases	***%	Subject to email
1st Round M3+ Cases	***%	Subject to email
2nd Round M3+ Cases	***%	Subject to email
3rd Round M3+ Cases	***%	Subject to email
Special Cases	***%	Subject to email

Special Case: a special case may be established, with matching incentive and penalty rules, based on the amount in arrears, past due days, circumstances of loss of contact, regional characteristics, and difficulty of the case, etc.

Incentive Fee Rate: Party A will from time to time send monthly/quarterly targets and incentive fee rate plans to Party B’s email address first written above from its email address (i.e. with a suffix of @[***].com). Party B shall be deemed to have accepted such plans, unless objected to within one day upon receipt of such plans. Party B shall give prior notice of any change to its email address to Party A. Party A agrees that Party A will apply the incentive fee rate corresponding to the Party B’s extent of completion of the plans .

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6.2	The service fee shall be paid by Party A to the following bank account of Party B as agreed to herein:
Account Holder: Shenzhen Xindesheng Financial Services Co., Ltd.
Bank Name: ***
Account No.: ***
6.3	Party A and Party B may otherwise agree on the debt collection service fee rate rules for Party A’s special business according to Party A’s business needs, provided that Party A and Party B shall enter into a separate supplementary agreement for such rules.
6.4	Such service fee shall be settled on a monthly basis in accordance with the provisions of this Article. Party A and Party B may properly adjust the service fee rates in accordance with their business operation needs and Party B’s performance of this Contract, provided that Party A and Party B shall enter into a separate supplementary agreement for such adjustment.
6.5	Party A and Party B agree to check the repayment circumstances of the individual debt collection cases handled by Party B in the previous month by the 15th day of each month (or the first business day immediately after the end of holidays if such day is on holidays), and calculate the service fee payable by Party A in accordance with Article 6.1 based on the mutually confirmed repayment status. Party B shall timely provide Party A with legal special VAT invoices (hereinafter referred to as the “Invoice”) at the tax rate of 6% upon receipt and verification of the statement of accounts of the month, and Party A shall pay the service fee to Party B within 15 business days upon receipt of the Invoice.
6.6	Party B shall solely bear all costs incurred in the debt collection process, including, without limitation, the travel expenses of Party B’s personnel, charges collected by relevant authorities, attorney’s fee, postage, and the fee for Party B’s subcontracting (with separate written consent from Party A). Party A shall only have the obligation to pay the service fee to Party B based on the actual use of services in accordance with the standards set forth in Article 6.1, but no other fee to Party B shall be required.

Article 7 Party A’s Rights and Obligations

7.1	Party A shall state the facts of cases objectively and in detail to Party B and provide authentic information related to the cases.
7.2	Party A shall pay the service fee agreed upon herein in a timely manner.
7.3	Party A shall provide necessary legal assistance to Party B in debt collection.
7.4	Party A shall have the right to inspect and supervise the case handling progress and quality of Party B’s services at any time.
7.5	Party A shall have the right to inquire from Party B about the investigation information and handling status of the cases, and request Party B to provide information related to the cases.
7.6	In the event of any material adverse effect on Party A that arises or will arise from Party B’s provision of the commissioned debt collection services, Party A shall have the right to propose termination of this Contract and all authorizations related to this Contract by giving a written notice to that effect, in which case, this Contract shall terminate from the date when Party A’s written notice is delivered to Party B, and Party B shall no longer carry out the debt collection hereunder. Otherwise, Party B shall make full compensation for any losses so caused to Party A or any third party.

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7.7	Party A may decide the number of cases outsourced to Party B according to the latter’s track record, peer review, service quality, and its own outsourcing strategy, outsourcing needs, etc.
7.8	Party A shall have the right to claim compensation against Party B for the latter’s breach of this Contract in accordance with laws and regulations and this Contract.
7.9	Party A shall have the right to audit Party B’s business from time to time, including regular audits and extraordinary audits. A regular audit shall generally be a non-field audit, which will be done mainly by means of a review of statements (debt collection records, outsourcing history of cases, expected recovered amount, debt collection results statistics, past due reasons statistics, etc.), review of recordings, spot checks on follow-up of the Delinquent Customers, and follow-up on complaints. An extraordinary audit shall generally be a field audit which will be done without prior notice from Party A to Party B, and Party B shall cooperate with any retrieval and consultation of information requested by Party A. Party A may engage a professional agency to audit Party B.
7.10	To the extent that a Delinquent Customer is a merchant registered in Party A’s online system and has funds retained in its online account (hereinafter referred to as the “Retained Funds”):
(1)

Since the Retained Funds of merchants in all cases during the case commission period will be frozen, Party B shall not take the initiative to induce such customer to make repayment by unfreezing the Retained Funds during the debt collection, and shall not inform a debtor of the result of any voluntary request of such debtor for unfreezing the Retained Funds after repayment, until filing an application to and obtaining approval from Party A.

(2)	No Retained Funds frozen during the case commission period shall be transferred by Party A to offset all or part of the debts.
(3)

Where Party B requests transfer of the Retained Funds in any individual account, Party A may do so after approval, provided that the amount so transferred shall not be included in Party B’s recovery performance, nor be used to calculate the commission payable.

7.11

Party A shall have the right to conduct an inspection against Party B at any time, and may terminate this Contract at any time if Party B is found to have committed any of the following breaches in such inspection, in which case, Party B shall be liable for compensation for any loss so caused to Party A:

(1)

Qualification Fraud: Provision of false or expired qualification information or making false, exaggerated representations or misrepresentations about its corporate qualifications and operations, including, without limitation, the materials and related explanations provided during the earlier bidding.

(2)

Misappropriation of Customer’s Payment: Failure to pay in time or in full any repayment collected from customers, or collecting unreasonable interest or liquidated damages in the debt collection process.

(3)

Misconduct in Repayment Reminder to the Detriment of Customer’s Rights and Interests: For example, violence, coercion and other illegal operations that cause damage to the reputation of Party A or Party A’s cooperation partners.

(4)	Improper Administrative Procedures: Intentional or negligent leakage, loss, omission or destruction of customer data of the commissioned cases.
(5)	Other Matters Uncovered: Other circumstances that intentionally or negligently cause damage to the rights and interests of Party A or Party A’s cooperation partners.
(6)

With respect to any positive facts found in the inspection, Party A shall also have the right to issue an inspection report together with request for rectification to Party B, upon receipt of which, Party B shall make timely rectification, and submit a rectification report to Party A within two weeks. Party A will then conduct another inspection against the rectified matters, and, may impose penalties on Party B according to the degree of damage, in case of no or poor improvement.

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Article 8 Party B’s Rights and Obligations

8.1	Party B shall fulfill the commissioned matters pursuant to the laws and the provisions hereof, in a lawful manner, with the duty of care as a bona fide manager and in good faith. Party B shall not urge any Delinquent Customers to repay their delinquent accounts in any way that is illegal, unreasonable or harmful to Party A’s goodwill and other legitimate rights and interests of Party A.
8.2	During the performance of the services, Party B shall not commit any act against the applicable laws and regulations, or resort to violence, intimidation or other illegal means to urge the debtors for repayment. Party B shall be fully liable for any personal injury or property damage caused to the debtors during the performance of the services, and Party B shall be responsible for eliminating any negative effect caused thereby on Party A.
8.3	Party B shall safeguard the legitimate rights and interests of Party A and creditors during the debt collection process, and make repayment reminder fully as per the amount and content commissioned by Party A. Without the prior written consent of Party A, Party B shall not reduce or exempt any delinquent accounts (including principal, interest, default interest, liquidated damages and other fees) of a Delinquent Customer in whole or in part. Party B shall neither privately promise anything to, nor sign any document with, a debtor (regardless in what capacity). Party B shall not collude with a debtor (including, without limitation, privately accepting banquets and gifts from the debtor, etc.) to the detriment of the interests of Party A. Where Party B privately reduces or exempts any debts owed by a customer or causes other losses to Party A under any of the circumstances above, Party A shall be entitled to deduct the corresponding amount directly from the service fee payable to Party B.
8.4	To the extent that Party B is a law firm, Party B shall send lawyer’s letters for debt collection in cooperation with Party A’s request, and retain relevant records on sending and signing for receipts, with respect to the cases commissioned by Party A, and return the same to Party A after the cases are closed. To the extent that Party B is not a law firm, Party B shall carry out in-person visits for debt collection as requested by Party A during the commission period, and retain relevant records on in-person visits, with respect to the cases commissioned by Party A, and return the same to Party A after the cases are closed.
8.5	Any notification, lawyer’s letters, repayment agreements and other standard documents to be sent by Party B shall first be approved by Party A, and may not be used until written confirmation by Party A is provided. Party B shall bear the costs of mailing such letters.
8.6	Party B shall regularly report to Party A any change to its Business License or other information and the publicity of the annual report of its enterprise credit information. Party B shall timely report any change to its business outlets, office number, persons in charge, etc.
8.7	Party B shall clearly indicate or identify itself as a debt collection agency authorized by Party A or its affiliates, in all communications and negotiations directly or indirectly related to debt collection of delinquent accounts, and shall not carry out any business externally in the name of Party A.

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8.8	Party B shall inform Party A of any information which is beneficial to the commissioned matters upon its knowledge thereof, and shall immediately inform Party A upon knowledge of any death, bankruptcy, or relocation of place of business or domicile of a Delinquent Customer. Any written proof obtained by Party B from the Delinquent Customers or other stakeholders, including, without limitation, any death certificate, judicial certificate and repayment commitment, shall be timely forwarded to Party A for custody.
8.9	The agency authority of Party B shall be general agency. Party B and its employees shall not collude with the Delinquent Customers to harm Party A’s interests. Without written consent of Party A, Party B and its employees shall not promise any matter to, nor receive cash or seek improper benefits from, the Delinquent Customers. Should Party B or any of its employees breach such obligation, then Party B and such employee shall be jointly and severally liable for compensation to Party A.
8.10	Without written consent of Party A, Party B shall not incur any costs or debts in the name of Party A. Otherwise, such costs or debts so incurred shall be solely borne by Party B.
8.11	In order to avoid any risk from directly collecting delinquent accounts from the Delinquent Customers, Party B and its employees shall not collect any money from the Delinquent Customers directly without written consent of Party A, but rather, Party B shall urge the Delinquent Customers to make repayment to the relevant accounts of such Delinquent Customers or the bank account otherwise designated by Party A in writing within the time required by Party A.
8.12	Without written consent of Party A, Party B shall not assign any matter hereunder to others.
8.13	When handling the commissioned matters, Party B shall immediately report to Party A any error in accounts, suspected spoofing or other material dispute raised by the Delinquent Customers or relevant parties, which shall then be handled by Party A itself or Party B under the instructions of Party A.
8.14	Party B shall be solely liable for any civil and criminal legal liabilities arising from its breach of this Contract or violation of the laws. In the event Party A suffers damage or loss as a result thereof, Party B shall be liable for compensation and unconditionally reimburse any damages paid by Party A to any third party. In the event that the damage is caused by Party B’s employees, Party B shall not be exempted from liability by claiming that due care has been exercised in selecting the employees and supervising the performance of their duties, or that the damage is inevitable, even if due care has been exercised.
8.15	Party B shall be obligated to fully cooperate with Party A in accepting inspections by relevant regulators or industry organizations at the request of Party A.
8.16	In performing the provisions hereof, Party B shall not have any illegal act against the PRC laws or any misconduct to the detriment of Party A’s goodwill, reputation, financial condition and property, including, without limitation, coercing, abusing, harassing, misleading, deception of, or infringement upon the privacy of, a debtor or relevant third parties. Should Party B or any of its employees cause any damage to Party A or any third party or any other consequences by breaching this obligation, then Party B and such breaching employee shall be jointly and severally liable for compensation to Party A and/or the third party.
8.17	Party B shall not collect any money repaid in cash by debtors on behalf of Party A. If a debtor indicates at any time an intention to repay Party B in cash, Party B shall immediately advise or accompany the debtor directly to an effective repayment channel of Party A for such repayment.
8.18	Party B agrees to comply with the requirements for civilized debt collection set forth in the Voluntary Pact of Internet Finance Companies in Relation to the Collection of Overdue Loans, to maintain the good corporate image of Party A. Where Party B’s misconduct in debt collection has caused any negative public opinion on Party A or its affiliates, Party B shall have the obligation to make every effort to assist Party A in properly handling the relevant public opinion incident, in addition to the relevant liabilities for breach as agreed upon herein. For the purpose of this Article, negative public opinion includes, but is not limited to, complaints and reporting by a number of debtors to the regulators, complaints by a number of debtors to well-known complaint websites, the public incidents with a broad scope of impact, etc.

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8.19	Party B agrees to abide by the complaint management, quality management and other debt collection related management rules and any subsequent amendment, update, supplement or adjustment thereto, published by Party A or its Group to which Party A is subordinated (hereinafter referred to collectively as the “Debt Collection Management Rules”), and act in a diligent and responsible manner to safeguard the legitimate rights and interests of Party A. Party B agrees that Party A shall have the right to terminate this Contract and all commissioned matters relating to this Contract, if Party B breaches the Debt Collection Management Rules, or the effect of Party B’s debt collection fails the requirements of the Debt Collection Management Rules, which has not been cured by Party B within the rectification period given by Party A.
8.20	Where Party B breaches any of the foregoing obligations, Party A shall be entitled to immediately terminate this Contract. Party B shall be liable for full compensation for any loss of Party A or any third party caused thereby.

Article 9 Duty of Confidentiality and Return or Deletion of Materials

9.1	Each Party shall be obliged to properly maintain, keep confidential and prudently use any documents or data as well as information of the Delinquent Customers acquired from the other Party in the performance of this Contract, and shall neither use the same for any other purpose other than the outsourced debt collection, nor disclose to any third party or permit any third party to use the same in any way, without the written consent of the other Party.
9.2	Such duty of confidentiality shall survive the termination of this Contract.
9.3	Within 3 days after any individual debt collection case is closed or at the request of Party A, Party B shall hand over to Party A or dispose according to requirements of Party A, all other materials relating to such individual cases (including, without limitation, materials of the Delinquent Customers provided to Party B by Party A, and the written records of debt collection generated by Party B in the debt collection process), other than the audio recordings, videos and other audio and video materials generated by Party B in the debt collection process, and Party B shall not arbitrarily retain or use the same in any form. Where Party A requires to clear relevant data, Party B shall timely delete relevant data and/or effectively destroy the corresponding storage medium according to the requirements then proposed by Party A.
9.4	Party B shall be responsible for restraining and supervising its employees to comply with this Article 9.1, and shall ensure that Party B and its breaching employees shall otherwise be jointly and severally liable for compensating for any damage of Party A arising from any breach of the foregoing obligation by Party B or its employees.

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Article 10 Security Requirements

10.1	Party B shall meet Party A’s technical security requirements, which are set forth in Appendix 3: Security Requirements hereto. Should Party B fail any security requirement, Party A shall have the right to adjust the service fee rates, number of cases commissioned and other terms of cooperation with Party B, or early terminate this Contract if Party A deems necessary, as the case may be.
10.2	During services, Party B shall establish a security incident reporting procedure and an emergency response plan, which must specify the person in charge of security. Party A may conduct an information security audit against Party B out of actual needs, and Party B shall be obliged to cooperate with such audit, and timely make rectification towards any security risks raised by Party A. Party A shall be entitled to terminate this Contract at any time if the results of such rectification still fail Party A’s technical security rules.

Article 11 Independent Party

11.1	When performing obligations hereunder, Party B and its employees shall be independent parties, and Party B shall be jointly and severally liable for the acts of its own and its employees.
11.2	Party B shall have no right to enter into any agreement with a third party on behalf of Party A or any of Party A’s affiliates, nor to bind Party A to any obligation to any person.
11.3	When performing obligations hereunder, Party B shall fully disclose to its employees the obligations to Party A on the part of Party B and its employees, and shall be fully responsible for the acts of its own and its employees. The personnel employed by Party B shall have experience in this sector and passed Party B’s test, or have passed the relevant specialized training courses or tests organized by Party B, and shall not:
(1)	have a criminal record, have been sentenced, or be wanted in a pending case;
(2)

have had a bad credit record in the bank (for the purpose of this provision, “bad record” refers to any record of loan delinquency of any type for over three months and of outstanding amounts the preceding six months); or

(3)	have any legal incapacity or limited capacity for civil conduct.

Article 12 Cancellation and Termination of Contract

12.1

Party A shall have the right to unilaterally terminate this Contract early and require Party B to assume the corresponding compensation liability, by giving a written notice to that effect to Party B, and from the date when Party A’s written notice is served to Party B, this Contract shall immediately terminate and Party B shall no longer provide the debt collection services hereunder, if:

(1)	Party B breaches any provision hereunder;
(2)

Party B is liquidated, bankrupt, has severe deterioration in business operation, has material negative public opinion or is under other circumstances which, in the opinion of Party A, may reduce Party B’s ability for debt collection;

(3)	the applicable laws, regulations or regulatory rules or policies change, rendering possible loss to or negative impact on Party A by the continued performance of this Contract; or
(4)	Party A terminates this Contract early out of business operation needs.

12.2	Party A shall pay the service fee on time. If Party A defaults in the payment of service fees for two consecutive periods without due cause, Party B shall have the right to terminate the services by notifying Party A in writing 7 business days in advance, in which case, Party A shall be liable for compensation.
12.3	Upon termination of Contract, Party A shall be entitled to retain any outstanding service fee hereunder payable to Party B (of an amount not exceeding RMB100,000) for the sole purpose of resolving any complaints and disputes relating to the cases handled by Party B hereunder, and Party B agrees that Party A may at its own discretion resolve such complaints and disputes in accordance with its internal handling procedures and compensation standards. Any balance of such outstanding service fee after twelve (12) calendar months from the date of termination of Contract will be paid by Party A (without interest) to Party B within fifteen (15) business days.

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Article 13 Liabilities for Breach

Except as agreed in other provisions hereof, the Parties shall assume the following liabilities for breach:

13.1	Party A’s Liabilities for Breach of Contract
Party A shall compensate in accordance with applicable laws and regulations for any reputation or image damage or economic losses to Party B, arising from false information contained in the statement of facts made by Party A to Party B, or in the Delinquent Customer information submitted by Party A to Party B, unless such false information is caused by the Delinquent Customer’s submission of false information to Party A or because the information submitted by the Delinquent Customer is incomplete, untrue or inaccurate.
13.2	Party B’s Liabilities for Breach of Contract
(1)

Party B shall be liable for compensation for any reputation or image damage or economic losses to Party A, arising from Party B or its personnel’s breach of any provision hereof, or commitment of any illegal act, misconduct, or conduct beyond the authorized scope hereof or other faults during the performance of services hereunder. Party B shall assume the compensation liability for any loss so caused to the Delinquent Customers by the foregoing act of Party B or its personnel.

(2)

Any cash repayment collected by Party B or its personnel from the Delinquent Customers or other related persons without written consent of Party A shall be immediately deposited into the account designated by Party A, and entitle Party A to liquidated damages at 0.05% of the amount of such cash repayment on a daily basis for the days of possession.

Article 14 Dispute Resolution

Any dispute in connection with this Contract shall first be resolved by the Parties through negotiation, and in case of failure to do so, it shall be brought before the people’s court at the domicile of Party A.

Article 15 Miscellaneous

15.1	This Contract shall be made in duplicate with Party A and Party B each holding one copy of the same legal effect, and shall take effect from the date of seal by the Parties. The appendices to this Contract shall be integral parts of this Contract and of the same legal effect as this Contract.
15.2	Any matter not covered herein or any adjustment to the matters herein shall be otherwise agreed to by the Parties in a written supplementary agreement, which shall prevail and have the equal legal effect as this Contract.

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Party A:	Party B:
Common Seal: Date:	Common Seal: Date:

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